SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 7, 2009 (December 31, 2008)

Tri-S Security Corporation

(Exact name of registrant as specified in its charter)

Georgia	0-51148	30-0016962
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Royal Center One, 11675 Great Oaks Way, Suite 120, Alpharetta, Georgia 30022

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (678) 808-1540

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sale of Equity Securities.

On January 7, 2009, Tri-S Security Corporation (the “Company”) issued to its primary lender a four-year warrant to purchase 90,000 shares of the Company’s common stock, par value $0.001, at an exercise price of $3.00 per share (the “Warrant”). The Warrant was issued pursuant to the terms of its credit facility and in exchange for a reduction in overadvance fees in respect of the fourth quarter of 2008. The Warrant was issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), upon the exemption from registration set forth in Section 4(2) of the Securities Act and Regulation D promulgated thereunder (“Regulation D”). The Company based such reliance upon representations made by its lender regarding the lender’s investment interest, sophistication and status as an “accredited investor,” as defined in Rule 501 of Regulation D, among other things.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 31, 2008, the Company and Ronald G. Farrell, the Company’s Chief Executive Officer, executed an amendment to Mr. Farrell’s employment agreement (the “Amendment”). The Amendment (i) reduces Mr. Farrell’s annual salary by (a) 25% during the period from January 1, 2009 through June 30, 2009 and (b) 50% during the period from July 1, 2009 through June 30, 2010; and (ii) provides for the grant to Mr. Farrell, pursuant to the terms of the Company’s 2004 Stock Incentive Plan, as amended and restated (the “Incentive Plan”), of (a) 100,000 restricted shares of the Company’s common stock on December 31, 2008, and (b) 81,406 restricted shares of the Company’s common stock on January 1, 2009. Each of the stock grants will vest in a manner such that an aggregate of 10,000 shares will vest on the last day of each month during the period from January 1, 2009 through May 31, 2010, and the remaining unvested shares underlying the stock grants will vest on June 30, 2010.

Notwithstanding the foregoing, (i) the reduction in Mr. Farrell’s annual salary shall not affect the calculation of bonus, severance or other amounts which Mr. Farrell is entitled to receive, and which are calculated with reference to Mr. Farrell’s “base salary”, under his employment agreement and such bonus, severance and other amounts will be calculated and made as if the reduction in Mr. Farrell’s annual salary had not occurred; and (ii) if the Company experiences a “change in control” (as defined in the Incentive Plan), or if Mr. Farrell resigns, is terminated from his position, ceases to be the Company’s Chief Executive Officer or otherwise ceases to be employed by the Company, then all shares underlying the stock grants which have not vested by the end of the month in which such change in control occurs, or at the time of such resignation, termination or cessation, will be forfeited.

In addition to the foregoing, the Amendment brings Mr. Farrell’s employment agreement into compliance with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and the Treasury regulations and Internal Revenue Service guidance thereunder by altering the timing of compensation and other benefits that may be received by Mr. Farrell and implementing related technical changes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

TRI-S SECURITY CORPORATION

	By:	/s/ Nicolas V. Chater
Nicolas V. Chater, Chief Financial Officer

Dated: January 7, 2009